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                                                                     EXHIBIT 5.1

                   OPINION OF WILSON SONSINI GOODRICH & ROSATI

                               September 10, 2001

Com21, Inc.
750 Tasman Drive
Milpitas, California 95053

     Re: Com21, Inc. Registration Statement on Form S-3 for Resale of 324,302 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Com21, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale of 324,302 shares of Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares and a certificate of a Company officer regarding (among other things) the Company's receipt of consideration upon the original issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                            Very truly yours,

                                            /s/ WILSON SONSINI GOODRICH & ROSATI

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation